UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2010
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-11593	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of principal executive offices)	(Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 14, 2010, The Scotts Miracle-Gro Company (the “Company”) completed the public offering (the “Senior Notes Offering”) of $200 million aggregate principal amount of its 7.25% Senior Notes due 2018 (the “Senior Notes”). The Senior Notes were offered pursuant to the prospectus supplement dated January 11, 2010, to the prospectus dated January 11, 2010 (together, the “Prospectus”), which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-163330) filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2009, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on January 11, 2010.
     The sale of the Senior Notes was made pursuant to the terms of an Underwriting Agreement dated January 11, 2010 (the “Underwriting Agreement”) among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Banc of America Securities LLC, as representative of the several underwriters named therein (the “Underwriters”).
     The terms of the Senior Notes are governed by an Indenture dated January 14, 2010 (the “Base Indenture”) among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated January 14, 2010 (the “Supplemental Indenture”) among the Company, the Subsidiary Guarantors and the Trustee.
     The Senior Notes are unsecured senior obligations of the Company and rank equal in right of payment with the Company’s existing and future unsecured senior debt. The Company’s obligations under the Senior Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors (the “Guarantees”). The Guarantees are unsecured general obligations of the Subsidiary Guarantors and rank equal in right of payment with all existing and future unsecured liabilities of the Subsidiary Guarantors that are not subordinated in right of payment to the Guarantees. Interest on the Senior Notes will accrue at a rate of 7.25% per annum and is payable on January 15 and July 15 of each year, commencing July 15, 2010. The Senior Notes mature on January 15, 2018. The terms of the Senior Notes are further described in the Prospectus.
     In the ordinary course of business, the Underwriters and their affiliates have provided and may in the future provide commercial banking, financial advisory or investment banking services for the Company and its subsidiaries, for which they have received or will receive customary compensation. Affiliates of certain of the Underwriters are lenders or agents under the Company’s senior secured credit facilities (the “Senior Credit Facilities”). The Company intends to use the net proceeds from the Senior Notes Offering to repay outstanding borrowings under the revolving portion of the Senior Credit Facilities and, therefore, any affiliates of the Underwriters that are lenders under the Senior Credit Facilities will be entitled to receive a portion of the net proceeds from the Senior Notes Offering.
     The above description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture (which includes the form of the Senior Notes and the Guarantees), copies of which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.
     Copies of the Company’s press releases dated January 11, 2010 announcing the commencement of the Senior Notes Offering and the pricing of the Senior Notes Offering are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)-(c) Not applicable
(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 11, 2010, among The Scotts Miracle-Gro Company, the subsidiary guarantors named therein and Banc of America Securities LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated January 14, 2010, among The Scotts Miracle-Gro Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated January 14, 2010, among The Scotts Miracle-Gro Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.3	Form of 7.25% Senior Notes due 2018 (included in Exhibit 4.2).

5.1	Opinion of Katten Muchin Rosenman LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press Release dated January 11, 2010 announcing the offering.

99.2	Press Release dated January 11, 2010 announcing the pricing of the offering.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: January 14, 2010	By:	/s/ David C. Evans
		Name:	David C. Evans
		Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 11, 2010, among The Scotts Miracle-Gro Company, the subsidiary guarantors named therein and Banc of America Securities LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated January 14, 2010, among The Scotts Miracle-Gro Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated January 14, 2010, among The Scotts Miracle-Gro Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.3	Form of 7.25% Senior Notes due 2018 (included in Exhibit 4.2).

5.1	Opinion of Katten Muchin Rosenman LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

99.1	Press Release dated January 11, 2010 announcing the offering.

99.2	Press Release dated January 11, 2010 announcing the pricing of the offering.